EXHIBIT 23.1


     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated January 18, 2002, included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements No. 33-88704, No. 33-62063, and No. 333-66064.


     /s/ Arthur Andersen, LLP

     San Francisco, California
     February 27, 2002